SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 22, 1997


                          BUCKHEAD AMERICA CORPORATION
               (Exact name of registrant as specified in charter)


                         Commission File Number 0-22132


       Delaware                                    58-2023732
(State or other jurisdiction of           (IRS Employer Identification No.)
      incorporation)


 4243 Dunwoody Club Drive,
          Suite 200                                     30350
       Atlanta, Georgia                              (Zip Code)
(Address of principal executive offices)



        Registrant's telephone number including area code (770) 393-2662



  (Former name or former address, if changed since last report) Not Applicable

ITEM 5.  OTHER EVENTS.

         On December 22, 1997, Buckhead America Corporation (the "Company") completed a private placement of $5 million of five-year, eight percent convertible debentures ("Debentures") to funds represented by Bay Harbour Management, L.C., ("Bay Harbour") a subsidiary of Tower Investment Group, Inc. ("Tower"). Tower currently owns or controls approximately 15% of the Company's outstanding common Stock.

         The Debentures are convertible into shares ("Conversion Shares") of Common Stock of the Company at a price of $9 per share. Pursuant to the Debenture Purchase Agreement, Bay Harbour has registration rights with respect to the Shares and the Company is required to use its best efforts to list the Conversion Shares on the Nasdaq Stock Market.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         (a)      Financial Statements.

                  Not Applicable.

         (b)      Pro Forma Financial Information.

                  Not Applicable.

         (c)      Exhibits.

EXHIBIT
NUMBER                              DESCRIPTION

10.1      Form of Amended and Restated  Debenture  (incorporated by reference to
          Exhibit II to the Schedule 13D of Bay Harbour, Tower and Steven Van Dyke filed December 31, 1997 (File No. 005-47807)).

10.2 Debentures Purchase Agreement dated as of December 22, 1997 between the Company and Bay Harbour for its managed accounts.

99        Press Release

504202.1

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      BUCKHEAD AMERICA CORPORATION



Date:  January 9, 1998                By:/s/ Robert B. Lee
                                         ---------------------------------------
                                         Robert B. Lee, Vice President and Chief
                                         Financial Officer



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